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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report covering the audited historical financial statements of Knickerbocker Properties, Inc. II, dated July 20, 1998, incorporated by reference into this registration statement of Cabot Industrial Trust on Form S-3 and to all references to our firm included in this registration statement.

                               Arthur Andersen LLP

New York, New York
December 1, 2000